Exhibit 99.1

Dragonfly Energy Expands Executive Team

RENO, NEVADA (November 4, 2022) — Dragonfly Energy Holdings Corp. (“Dragonfly” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and producer of deep cycle lithium-ion storage batteries, is pleased to announce several executive level promotions to support its strategic initiatives. The promotions will be effective immediately, and these executives will join Chief Financial Officer, John Marchetti, in providing leadership across all key functions of the company.

“I am pleased to be able to elevate so many talented professionals to Dragonfly’s executive ranks,” said Denis Phares, CEO of Dragonfly Energy. “These appointments are another important milestone in Dragonfly’s continuing growth and development as a public company. The leadership and experience that each of these individuals bring to the company will help us continue to be a leader in the evolution to smart energy storage solutions that enable the widespread adoption of safe, affordable renewable energy.”

Ms. Nicole Harvey has been promoted to Chief Legal Officer, responsible for the company’s corporate law and governance, intellectual property, government relations, risk management and corporate compliance functions. Ms. Harvey joined Dragonfly in 2021, bringing more than 14 years of legal and compliance experience through her various roles in public and private practice, including serving as senior counsel for the Corix Group of Companies and as regulatory compliance manager for Harley-Davidson Financial Services.

Mr. Wade Seaburg has been promoted to Chief Revenue Officer, responsible for Dragonfly’s sales, business development and revenue growth and diversification efforts. Mr. Seaburg began working with Dragonfly in 2018, bringing more than 20 years of demonstrated growth and success in consumer and industrial markets. Earlier in his career, he held various sales leadership positions at WESCO Distribution and Eaton Electrical.

Mr. Tyler Bourns has been promoted to Chief Marketing Officer. Mr. Bourns joined Dragonfly in 2021 and brings more than 15 years of sustained success producing award-winning content for global brands. A three-time Emmy Award winner, he has produced and filmed thought-leading content for such recognized brands as Panasonic, GE Energy and Terrasmart.

The expansion of Dragonfly’s senior executive team follows the recent completion of the company’s public listing on Nasdaq.

In addition to these appointments, Dragonfly announced that Chief Operating Officer Sean Nichols will be leaving the company to pursue other interests. Mr. Phares commented, “Sean has been critical to the growth and success of Dragonfly Energy. He and I have worked side-by-side for the last nine years and I could not have asked for a better partner, leader and friend. I wish Sean nothing but the best as he moves on to his next entrepreneurial opportunity.”

About Dragonfly

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) headquartered in Reno, Nevada, is a leading supplier of deep cycle lithium-ion batteries. Dragonfly’s research and development initiatives are revolutionizing the energy storage industry through innovative technologies and manufacturing processes. Today, Dragonfly’s non-toxic deep cycle lithium-ion batteries are displacing lead-acid batteries across a wide range of end-markets, including RVs, marine vessels, off-grid installations, and other storage applications. Dragonfly is also focused on delivering an energy storage solution to enable a more sustainable and reliable smart grid through the future deployment of the Company’s proprietary and patented solid-state cell technology. To learn more, visit www.dragonflyenergy.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s future results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: the Company’s ability to recognize the anticipated benefits of the of the Company’s recent business combination with Chardan NexTech Acquisition 2 Corp. and related transactions; the Company’s ability to successfully increase market penetration into target markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s post-closing ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully optimize solid state cells and to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the impact of the coronavirus disease pandemic, including any mutations or variants thereof and/or the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statement on Form S-4 relating to the business combination declared effective by the U.S. Securities and Exchange Commission the (“SEC”) on September 16, 2022, in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2022, as amended by the Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on October 12, 2022, and in the Company’s subsequent filings with the SEC.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Dragonfly Contacts:

Investor Relations

Sioban Hickie, ICR, Inc.

DragonflyIR@icrinc.com